Exhibit 23.3
Consent of Independent Auditors

We consent to the use of our report dated March 28, 2023, with respect to the consolidated financial statements of VodafoneZiggo Group Holding B.V. which report appears in the Form 10-K/A of Liberty Global plc dated March 28, 2023 incorporated herein by reference.

/s/ KPMG Accountants N.V.
Amstelveen, The Netherlands

July 11, 2023